SETTLEMENT AGREEMENT
                              --------------------


           THIS SETTLEMENT AGREEMENT made and entered into as of the ____ day of October, 1996 by and among DAVID L. FRIEDMAN of Boulder, Colorado, MICHAEL C. TYLER, of Camden, Maine, MICHAEL B. PRIOR, of Portland, Maine, DANIEL J. MAGUIRE, of Harpswell, Maine (referred to collectively as the "Individuals"); BIRCH GROVE MANAGEMENT COMPANY, INC., a Maine corporation, CEDAR RIDGE MANAGEMENT, INC., a Maine corporation, CEDAR RIDGE NURSING CARE CENTER ASSOCIATES, a Maine limited partnership, HARBOR HILL LIMITED LIABILITY COMPANY, a Maine limited liability company, HOMEWOOD LIMITED PARTNERSHIP, a Maine limited partnership, NURSING ADMINISTRATORS, INC., a Maine corporation, OAK GROVE MANAGEMENT COMPANY, INC., a Maine corporation, PINE POINT NURSING CARE CENTER, INC., a Maine corporation, RIVERRIDGE MANAGEMENT, INC., a Maine corporation, RIVER RIDGE ASSOCIATES, a Maine general partnership, SANDY RIVER DEVELOPMENT, INC., a Maine corporation, SANDY RIVER GROUP, a Maine corporation, SPRINGBROOK ASSOCIATES, a Maine general partnership, SPRINGBROOK MANAGEMENT, INC., a Maine corporation, SRG/HOMEWOOD, INC., a Maine corporation, SRG/WINDWARD GARDENS, INC., a Maine corporation, THE WILLOWS MANAGEMENT COMPANY, INC., a Maine corporation, WILSON STREAM MANAGEMENT, INC., a Maine corporation, WINDWARD GARDENS LIMITED PARTNERSHIP, a Maine limited partnership, WOODFORD PARK NURSING CARE CENTER, INC., a Maine corporation (collectively the "SRG Entities") and SANDY RIVER HEALTH SYSTEM LLC, a Maine limited liability company, as agent for the SRG Entities ("SRHS"), and COMMUNITY CARE OF AMERICA, INC., a Delaware corporation with its principal place of business in Naples, Florida ("CCA") and CCA OF MAINE, INC., a Delaware corporation with its principal place of business in Naples, Florida ("CCA Maine") and CCA acting on behalf of MEDICAL SUPPLY OF AMERICA and REHAB AMBASSADORS, such entities being affiliates of CCA

                              W I T N E S S E T H :

           WHEREAS, Leon Bresloff, Mary Bayer, Richard Boisvert, Christine Boisvert, David Sylvester, Sara Sylvester, Eleanor Goldberg and D. Wayne Silby, High Valley Group, Inc. and Elder Solutions, Inc. (collectively the "Minority Holders") and the Individuals entered into a certain Purchase Option Agreement with CCA and CCA Maine dated June 23, 1995 (the "Option Agreement"); and

           WHEREAS, CCA Maine entered into ten Management Agreements, all dated June 23, 1995, with certain of the Individuals and of the SRG Entities with respect to Woodford Park Nursing Care Center, Pine Point Nursing Care Center, Marshwood Nursing Care Center, RiverRidge, Springbrook Nursing Care Center, Sandy River Nursing Care Center, Cedar Ridge Nursing Care Center, Sedgewood Commons, Harbor Hill and Windward Gardens, all nursing homes owned by certain of the SRG Entities, as well as a letter of intent dated August 14, 1995 with respect to The Willows, Oak Grove and Birch Grove (collectively the "Facilities") (such

Management Agreements are referred to collectively herein as the "Management Agreements"); and

           WHEREAS, CCA Maine sent the SRG Entities a written notice on July 14, 1996 stating its intention to terminate the Management Agreements; and

           WHEREAS, CCA and/or CCA Maine have entered into a number of other written agreements with certain of the Individuals, Minority Holders and/or SRG Entities, more particularly described on Exhibit A attached hereto and made a part hereof (collectively the "Miscellaneous Agreements"); and

           WHEREAS, certain of the SRG Entities commenced suit, for injunctive and other relief, in Superior Court, Androscoggin County, in a civil action captioned Nursing Administrators, Inc. v. Community Care of America, Inc., et al., Docket No. CV-96-____ (the "Lawsuit"); and

           WHEREAS, the parties to this Agreement have determined that it is in their mutual best interests to terminate the Management Agreements, modify the Option Agreement and terminate or continue certain of the Miscellaneous Agreements and to enter into a comprehensive financial settlement of their mutual obligations, all on the terms and conditions set forth in this Agreement; and

           WHEREAS, as part of the consideration for this settlement, SRHS is assuming the obligation to settle any claims owed by CCA to the SRG Entities;

           NOW   THEREFORE,   for  valuable   consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. Termination of Management Agreements. Subject to the terms and conditions of this Agreement, the Management Agreements and the letter of intent dated August 14, 1995 with respect to Birch Grove, Oak Grove and The Willows are hereby terminated effective the date of this Agreement. At the closing of the settlement described in this Agreement, CCA Maine shall assign to SRHS all accrued, unpaid management fees under the Management Agreements by assignment in form and substance similar to that attached hereto as Exhibit B.

           2. Limited Continuation of Option Agreement. The time during which the option granted by the Option Agreement may be exercised, as provided in
Section 3 of the Option Agreement, is hereby made to expire at the close of business on January 2, 1997. In the event CCA Maine exercises the option granted in the Option Agreement pursuant to the terms of the Option Agreement on or before January 2, 1997, and notwithstanding anything to the contrary contained in the Option Agreement, CCA of Maine (a) shall pay as an additional non-refundable deposit $480,000 as a condition of, and at the time of, such exercise, in immediately available funds paid by wire transfer to SRHS as agent and (b) shall have a period of 30 days after exercise, subject to the next sentence, in which to close on its purchase of the Facilities. In no event shall the Option Agreement extend beyond 5:00 PM February 3, 1997, even if the option has been exercised. The Option Agreement shall be deemed modified by this Section and by other provisions of this Agreement specifically amending, changing or modifying the Option Agreement. The Option Agreement shall be construed together with this Agreement, and to the extent there are any inconsistencies between the Option Agreement and this Agreement, this Agreement shall be controlling.

           3. Miscellaneous Agreements. Exhibit A attached hereto identifies those of the Miscellaneous Agreements which shall survive and those which shall be terminated effective as of the date of this Agreement. As to those Miscellaneous Agreements listed on Exhibit A that are to terminate effective the date of this Agreement, neither party shall have further liability to the other. CCA and CCA Maine agree that they shall continue to perform their respective obligations under those Miscellaneous Agreements that shall survive the closing of the settlement described in this Agreement. SRHS shall be responsible for and shall have the benefit of all cost reports and exceptions to the Routine Cost Limitations ("RCLs"). CCA Maine shall send all work relating to 1995 Medicare RCLs , including all work papers, diskettes and other materials to SRHS and SRHS shall complete the 1995 Medicare RCLs. In addition, any other agreements between CCA and/or CCA Maine and Leon Bresloff and Mary Bayer are not affected by this Agreement.

           4. Offset of Claims. In consideration of CCA and CCA Maine waiving, canceling and forgiving all amounts due (including any interest accrued thereon) by certain of the SRG Entities with respect to the Facilities and more particularly described on Exhibit C attached hereto and made a part hereof (collectively the "Working Capital Lines"), the SRG Entities and the Individuals, for themselves and their successors and assigns, hereby forever waive and relinquish all claims against CCA and CCA Maine asserted in the Lawsuit, but not including those obligations of CCA and CCA Maine undertaken, continued or modified pursuant to this Agreement. In consideration of the foregoing waiver and relinquishment by certain of the SRG Entities of all claims against CCA and CCA Maine asserted in the Lawsuit, but not including those obligations of CCA and CCA Maine undertaken, continued or modified pursuant to this Agreement, CCA and CCA Maine, for themselves and their successors and assigns, do hereby waive, cancel and forgive all amounts due under the Working Capital Lines (including any interest accrued thereon). Upon executing this Settlement Agreement, CCA Maine hereby authorizes and directs its attorney John
P. Doyle, Jr. to execute and to deliver to those SRG Entities that are liable on the Working Capital Lines discharges and UCC-3 terminations of all mortgages and financing statements securing the Working Capital Lines. CCA and CCA Maine shall deliver the original Working Capital Line promissory notes to SRHS as agent marked "paid in full." CCA and CCA Maine shall provide such evidence as the SRG Entities shall request showing that NationsBank of Florida, N.A., has consented to the cancellation of the Working Capital Lines and the return of the collateral for the same.

           5. Modification of Stock Options and Put Option with Respect to the Individuals and Minority Holders.

           (a) With respect to the rights granted by CCA and CCA Maine to the Individuals to acquire shares of common stock of CCA (the "Stock Options") in and pursuant to those certain Stock Option Agreements between each of the Individuals and CCA dated July 11, 1995, (collectively the "Stock Option Agreements"), and notwithstanding any provisions in the Stock Option Agreements to the contrary dealing with the vesting of the Stock Options, CCA and CCA Maine agree that all of the shares of the common stock of CCA subject to the Stock Options, for a total of twenty thousand (20,000) shares, are as of the date of this Agreement fully vested with respect to the Stock Options, and, as to such twenty thousand (20,000) shares, the Stock Options shall be nonforfeitable and immediately exercisable, and, upon exercise thereof, all stock so acquired shall be freely tradeable.

           (b) With  respect  to the rights  granted by CCA and CCA Maine  under
Section 9(j) of the Option Agreement to require the purchase of common stock of CCA previously issued to each of the Individuals and the Minority Holders in connection with the payment of the deposit under Section 8(a) of the Option Agreement (the "Put Option") covering the shares of CCA common stock held by the Individuals, such Put Option shall continue in full force and effect, as modified by this Section, and CCA hereby agrees that it is liable with respect to the Put Option. Without regard to any limitations as to percentages of such stock to be put or as to dates for such puts, all shares of stock under the Put Option are hereby exercised and CCA acknowledges and agrees to such exercise. The Individuals agree they shall not demand payment for the stock hereby put to CCA until the earlier to occur of (i) February 28, 1997 or (ii) the sale of all or substantially all of the assets of CCA or the sale of a majority of the issued and outstanding shares of stock of CCA to a third party, or the merger of CCA with or into another entity, or any similar type of transaction (each, a "Sale Transaction"). If the sale of CCA is structured as a stock-for-stock transaction, the Individuals and Minority Holders hereby agree to accept, in lieu of cash, shares of stock in the acquiring entity in an amount that results in the Individuals and Minority Holders receiving stock in the acquiring entity of a market value on the date of closing equal to the value of the shares in CCA held by the Individuals and Minority Holders at the price under the Put Option, and provided that the stock of the acquiring entity is fully registered and freely tradeable upon issuance to the Individuals and Minority Holders.

           6. Continuation and Extension of Put Rights with Respect to Maine Head Trauma Center. The put options granted to the Individuals in the Stock Purchase Agreement (the "MHTC Agreement") among CCA, CCA Maine, Maine Head Trauma Center, Inc. and the Individuals and others dated as of November 1, 1995 (the "MHTC Put Options") shall continue in full force and effect, and the dates contained in Section 2.1(j) of the MHTC Agreement governing the period during which the MHTC Put Options may be exercised are hereby changed as follows: The shares subject to the First Put Period (as defined in the MHTC Agreement) and the Second Put Period (as defined in the MHTC Agreement) are hereby exercised and shall be paid at the same time as those Put Option rights set forth in
Section 5(b) above and the MHTC Agreement shall be deemed to be amended accordingly. The Put Option price shall be as provided in the MHTC Agreement.

           7. Appointment of Agent with Respect to Put Option. The holders of the rights described in Sections 5 and 6 above hereby irrevocably appoint James
N. Broder, Esquire, Curtis Thaxter Stevens Broder & Micoleau, One Canal Plaza, Portland, Maine 04412 as agent to hold the shares of stock to be tendered under Sections 5 and 6 and to deliver the certificates evidencing said shares upon tender of payment as required hereunder. In the event CCA fails to make payment of or to otherwise perform under this Agreement, CCA agrees that such holders shall be entitled to recover from CCA their reasonable legal fees and expenses in addition to any other damages incurred by reason of CCA's said failure. CCA waives any conflict of interest arising from Mr. Broder's serving as escrow agent under this Section and releases Mr. Broder from all liability except for that arising from his intentional tortious acts.

           8. Additional Consideration for Settlement. The consideration for the Settlement described herein shall be the mutual offset described in Section 4 above. In addition, CCA and CCA Maine agree jointly and severally to pay to SRHS, as agent for the SRG Entities and the Individuals, including, without limitation, David L. Friedman, without offset or deduction, $50,000 in immediately available funds, as follows: $25,000 on or before November 15, 1996, and $25,000 on the earlier to occur of (i) February 28, 1997, or (ii) the closing of a Sale Transaction, in payment of legal fees and expenses paid or accrued by the SRG Entities and the Individuals, including David L. Friedman, between September 15, 1996 and the closing of this Agreement.

           9. Rehab Ambassadors. CCA represents and warrants to the SRG Entities and the Individuals that One Hundred Twenty Thousand Dollars ($120,000.00) previously paid to CCA in July or August 1996 was applied on that date to the account of Rehab Ambassadors, an affiliate of CCA. Provided the $120,000 payment was made to Rehab Ambassadors, the SRG Entities agree that they shall continue to use the services of Rehab Ambassadors, except that the SRG Entities shall have the right to terminate Rehab Ambassadors severally on thirty (30) days notice. In addition, Rehab Ambassadors will be treated the same as other trade payables, i.e., shall be paid no sooner or later than any other accounts payable of the SRG Entities. The amounts owing to Rehab Ambassadors as of August 31, 1996 are as shown on Exhibit D hereto and are hereby confirmed by CCA and Rehab Ambassadors.

           10. Office Lease. SRHS shall enter into a Sublease with CCA Maine in form and substance similar to that attached hereto as Exhibit E. The rent payable by SRHS shall be the rent payable by CCA Maine to Dead River Properties, the Landlord under the Lease. The Sublease shall be for an initial term expiring on February 14, 1997 with the right to extend for additional six month terms. CCA and CCA Maine acknowledge that all furniture, fixtures, machinery and equipment located on the premises described in the Sublease belong to SRHS. Any additions, accessions, modifications or substitutions to such equipment are hereby transferred, sold and conveyed to SRHS.

           11. Continuation of Workers Compensation Program. The SRG Entities agree to continue utilizing the workers compensation program currently covering the SRG Entities' employees until the end of the current policy term, which is March 31, 1997.

           12. No Amounts Owed to Medical Supply. CCA and CCA Maine acknowledge and confirm that none of the SRG Entities and none of the Individuals owes any sums whatsoever to Medical Supply of America, an affiliate of CCA.

           13. Representations and Warranties of CCA and CCA Maine. CCA and CCA Maine jointly and severally warrant and represent to the Individuals and the SRG Entities as follows:

                    a. Each of CCA and CCA Maine is a validly created corporation in good standing under the laws of Delaware and has been authorized by all necessary corporate action to execute and deliver this Agreement and to complete the transactions described herein. Certified corporate resolutions to that effect will be delivered to SRHS within 5 days of execution of this Agreement.

                    b. Neither CCA nor CCA Maine is required to obtain the consent of any party in order to enter into this Agreement and to perform its respective obligations hereunder.

                    c. Except for the Lawsuit, there is no litigation pending or threatened, nor any proceeding before any other court or tribunal either pending or threatened against CCA or CCA Maine that would have a material adverse effect upon the performance by CCA or CCA Maine of their respective obligations under this Agreement.

                    d. Except for an assignment in favor of NationsBank of Florida, N.A., CCA Maine is the holder of the promissory notes, security agreements, and all other documents and instruments evidencing or securing the Working Capital Lines, has not assigned or transferred the Working Capital Lines, and has the right to discharge and terminate the same as required by the terms of this Agreement. NationsBank of Florida N.A. has consented to the terms of this Settlement Agreement.

           14. Representations and Warranties by the SRG Entities. The SRG Entities jointly and severally warrant to CCA and CCA Maine as follows:

                    a. Each of the SRG Entities is a validly created corporation, general partnership, limited partnership or limited liability company, as the case may be, in good standing under the laws of Maine and has been authorized by all necessary corporate action to execute and deliver this Agreement and to complete the transactions described herein.

                    b. None of the SRG Entities is required to obtain the consent of any party in order to enter into this Agreement and to perform its respective obligations hereunder.

                    c. Except for the Lawsuit, there is no litigation pending or threatened, nor any proceeding before any other court or tribunal either pending or threatened against any of the SRG Entities that would have a material adverse affect upon the performance by the SRG Entities of their respective obligations under this Agreement.

           15. Indemnification by CCA and CCA of Maine. CCA and CCA Maine, and their respective successors and assigns, shall jointly and severally indemnify and defend the SRG Entities, the Individuals, and their respective successors, assigns, heirs and personal representatives from and against any and all liability, costs, damages, and claims arising from or in any way related to (i) all claims, demands and liabilities by or in favor of Rehab Ambassadors arising from or in any way related to the $120,000 payment referred to in Section 9 above, including whether or not such payment was in fact received by Rehab Ambassadors, (ii) all claims, demands and liabilities (including fines) that may be imposed upon or asserted against the SRG Entities by reason of operational matters within the Facilities arising from actions or omissions of CCA Maine or any affiliates between August 15, 1995 and August 14, 1996 and (iii) any breach of the representations and warranties set forth in Section 13 above. Upon the happening of any event covered by this indemnity, CCA and CCA Maine shall pay the amount of such loss upon demand. This indemnity shall also cover all costs associated with collection or enforcement of this indemnity, including reasonable attorneys' fees. This indemnity shall continue in full force and effect for a period of six (6) years from the closing of this settlement.

           16. Indemnification by SRG Entities. The SRG Entities and their respective successors and assigns, shall jointly and severally indemnify and defend CCA, CCA Maine, and their respective successors and assigns, from and against any and all liability, costs, damages, and claims arising from or in any way related to (i) any breach of the representations and warranties set forth in
Section 14 above, and (ii) any claims by the Minority Holders arising from the settlement described in this Agreement, except with respect to continuing obligations of CCA or CCA Maine to certain of the Minority Holders as described in Sections 3, 5 and 6 above. This indemnity shall also cover all costs associated with collection or enforcement of this indemnity, including reasonable attorneys' fees. This indemnity shall continue in full force and effect for a period of six (6) years from the closing of this settlement.

           17. Closing. The closing of the settlement described in this Agreement shall take place on October ___, 1996. At the closing:

                    a. CCA shall execute and deliver original termination statements and mortgage discharges releasing all of the mortgages and all of the UCC-1 financing statements covering the Facilities, in form for proper recording and filing at the appropriate public office.

                    b. CCA Maine shall execute and deliver the Assignment with respect to unpaid management fees, the form of which is attached hereto as Exhibit B.

                    c. CCA Maine and SRHS shall execute the Sublease, the form of which is attached hereto as Exhibit E.

                    d.  The  parties   shall  execute  such  other  and  further
documents as shall be necessary to complete the settlement described in this Agreement.

           18. Release by CCA and CCA of Maine. CCA and CCA of Maine, for themselves and their respective successors and assigns, hereby remise, release and forever discharge and, by these presents, do, for themselves and for their agents and representatives, hereby remise, release and forever discharge the SRG Entities, the Individuals and the Facilities and their respective heirs, successors, agents, attorneys, personal representatives and assigns of and from all claims, debts, demands, actions, causes of action, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, damages, executions, claims, rights, liabilities, suits, dues, sums and sums of money, accounts, reckonings, presentments, liens and any other claim of whatsoever kind or nature, whether known or unknown, of every name and nature, either at law or in equity or otherwise, which CCA and CCA Maine, or either of them, ever had, now have or which may result in the future from the existing or past state of things, from the beginning of time to the date of closing specified in Section 17 above, arising from, or in any way relating to, the Management Agreements, the Option Agreement (except as provided below), and those Miscellaneous Agreements listed on Exhibit A attached hereto that are being terminated pursuant to this Agreement, as well as the Lawsuit. This release shall not cover or apply to any obligations of the SRG Entities or the Individuals under this Agreement, including, without limitation, the indemnities set forth in Section 16 above, or under the Option Agreement as it has been modified by this Agreement, all of which obligations shall continue in full force and effect.

           19. Release by the Individuals and the SRG Entities. The Individuals and the SRG Entities, for themselves and their respective heirs, successors and assigns, hereby remise, release and forever discharge and, by these presents, do, for themselves and for their agents and representatives, hereby remise, release and forever discharge CCA and CCA Maine and their respective successors, assigns, agents and attorneys of and from all claims, debts, demands, actions, causes of action, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, damages, executions, claims, rights, liabilities, suits, dues, sums and sums of money, accounts, reckonings, presentments, liens and any other claim of whatsoever kind or nature, whether known or unknown, of every name and nature, either at law or in equity or otherwise, which the Individuals and the SRG Entities, or any of them, ever had, now have or which may result in the future from the existing or past state of things, from the beginning of time to the date of closing specified in Section 17 above, arising from, or in any way relating to, the Management Agreements, the Option Agreement (except as provided below), and those Miscellaneous Agreements listed on Exhibit A attached hereto that are being terminated pursuant to this Agreement, as well as the Lawsuit. This release shall not cover or apply to (i) any obligations of CCA or CCA Maine under this Agreement, including, without limitation, the indemnities set forth in Section 15 above and under the Option Agreement, Stock Option Agreement and MHTC Agreement, as they have been modified by this Agreement, all of which

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



obligations shall continue in full force and effect, or to (ii) any liability of CCA or CCA Maine arising from operation of the Facilities, other than the third party reimbursement or other financial obligations that have been addressed by this Agreement. The parties' intent is that this release shall not cover obligations owed by CCA and CCA Maine as Manager to patients and with respect to day-to-day operations of the Facilities.

           20. Further Assurances. The parties to this Agreement agree that they shall perform all such further acts and execute all such further documents as may be necessary or required in order to complete the transactions described in this Agreement.

           21. Miscellaneous. Time is of the essence. This Agreement sets forth the entire Agreement of the parties and supersedes all prior agreements and understandings, whether oral or written. No modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and executed by all parties hereto. All notices, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given to the recipient if mailed by certified mail, postage-prepaid, or if by sent by hand delivery or by reputable overnight delivery service, address to the recipient at the following addresses:

           If to CCA and CCA Maine:

                                          3050 North Horseshoe Drive
                                          Suite 260
                                          Naples, Florida  33942

           with a copy to:

                                          Michael Blass, Esquire
                                          Blass & Driggs
                                          461 Fifth Avenue, 19th Floor
                                          New York, New York 10017

           If to any of the SRG Entities or Individuals:

                                          c/o Sandy River Development
                                          183 Middle Street
                                          P.O. Box 110
                                          Portland, Maine  04112

           with a copy to:

                                          James N. Broder, Esquire
                                          Curtis Thaxter Stevens Broder &
                                          Micoleau LLC
                                          One Canal Plaza--P.O. Box 7320

                                          Portland, Maine 04112

Any party may change addresses by providing written notice of such change to the other parties hereto. All representations and warranties made by the parties in this Agreement shall survive the delivery of this Agreement shall continue in full force and effect. This Agreement shall be binding upon and shall inure the benefit of the parties and their respective successors, assigns, heirs and personal representatives. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The representations, warranties and indemnities contained in Sections 13, 14, 15 and 16 of this Agreement shall survive the closing of the settlement described herein. This Agreement shall be construed under the laws of the State of Maine. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

WITNESS:                               COMMUNITY CARE OF AMERICA,
                                       INC.


_________________________________      By:_______________________________
                                             Name:
                                             Title:

                                       CCA OF MAINE, INC.


_________________________________      By:_______________________________
                                             Name:
                                             Title:

                                       MEDICAL SUPPLY OF AMERICA

                                       BY:        COMMUNITY CARE OF
                                                  AMERICA, INC., its duly
authorized                                                  agent


_________________________________      By:_______________________________
                                            Name:
                                            Title:

                                      REHAB AMBASSADORS

                                      BY:        COMMUNITY CARE OF
                                                 AMERICA, INC., its duly
authorized                                                 agent


_________________________________     By:______________________________
                                           Name:
                                           Title:

                                      CEDAR RIDGE MANAGEMENT, INC.


_________________________________     By:_______________________________
                                            David L. Friedman, its President

                                      BIRCH GROVE MANAGEMENT
                                      COMPANY, INC.


_________________________________     By:_______________________________
                                           David L. Friedman, its President

                                      CEDAR RIDGE NURSING CARE
                                      CENTER ASSOCIATES

                                      BY:        SANDY RIVER GROUP, its
                                                 General Partner


_________________________________     By:_______________________________
                                            David L. Friedman, its President

                                      HARBOR HILL LIMITED LIABILITY
                                      COMPANY


_________________________________     By:_______________________________
                                            David L. Friedman, its Member

                                      HOMEWOOD LIMITED PARTNERSHIP

                                      BY:        SEDGEWOOD LIMITED
                                                 LIABILITY COMPANY, its
                                                           General Partner


_________________________________     By:_______________________________
                                            David L. Friedman, its Member

                                      NURSING ADMINISTRATORS, INC.


_________________________________     By:_______________________________
                                            David L. Friedman, its President

                                      OAK GROVE MANAGEMENT
                                      COMPANY, INC.


_________________________________     By:_______________________________
                                           David L. Friedman, its President

                                      PINE POINT NURSING CARE CENTER,
                                      INC.


_________________________________     By:_______________________________
                                            David L. Friedman, its President

                                      RIVER RIDGE MANAGEMENT, INC.


_________________________________     By:_______________________________
                                            David L. Friedman, its President



                                      RIVER RIDGE ASSOCIATES

                                      BY:        SANDY RIVER GROUP, its
                                                 General Partner


_________________________________     By:_______________________________

                                              David L. Friedman, its President

                                        SANDY RIVER DEVELOPMENT, INC.


_________________________________       By:_______________________________
                                             David L. Friedman, its President

                                        SANDY RIVER GROUP


_________________________________       By:_______________________________
                                              David L. Friedman, its President

                                        SPRINGBROOK ASSOCIATES

                                        BY:        SANDY RIVER GROUP, its
                                                   General Partner


_________________________________       By:_______________________________
                                              David L. Friedman, its President

                                        SPRINGBROOK MANAGEMENT, INC.


_________________________________       By:_______________________________
                                              David L. Friedman, its President

                                        SRG/HOMEWOOD, INC.


_________________________________       By:_______________________________
                                              David L. Friedman, its President




                                        SRG/WINDWARD GARDENS, INC.


_________________________________       By:_________________________________
                                              David L. Friedman, its President

                                        THE WILLOWS MANAGEMENT
                                        COMPANY, INC.


_________________________________       By:_______________________________
                                              David L. Friedman, its President

                                        WILSON STREAM MANAGEMENT,
                                        INC.


_________________________________       By:_______________________________
                                              David L. Friedman, its President

                                        WINDWARD GARDENS LIMITED
                                        PARTNERSHIP

                                        BY:        WINDWARD GARDENS
                                                   LIMITED LIABILITY COMPANY,
                                                   its General Partner


_________________________________       By:_______________________________
                                              David L. Friedman, its Member

                                        WOODFORD PARK NURSING CARE
                                        CENTER, INC.


_________________________________       By:_______________________________
                                              David L. Friedman, its President

                                        SANDY RIVER HEALTH SYSTEM LLC


_________________________________       By:_______________________________
                                              David L. Friedman, its Member


---------------------------------       ----------------------------------
                                        David L. Friedman

---------------------------------   ----------------------------------
                                    Michael C. Tyler


---------------------------------   ----------------------------------
                                    Michael B. Prior


---------------------------------   ----------------------------------
                                    Daniel J. Maguire


                                                           LIMITED JOINDER


           The undersigned, being all of the Minority Holders identified above, hereby join in this Settlement Agreement for the purpose of agreeing to the provisions of Sections 5(b), 6 and 7 above, as applicable.

WITNESS:


---------------------------------        ---------------------------------
                                         Leon Bresloff


---------------------------------        ---------------------------------
                                         Mary Bayer


---------------------------------        ---------------------------------
                                         D. Wayne Silby


---------------------------------        ---------------------------------
                                         Richard Boisvert


---------------------------------        ---------------------------------
                                         Christine Boisvert

---------------------------------         ---------------------------------
                                          Eleanor Goldberg


---------------------------------         ---------------------------------
                                          David Sylvester


---------------------------------         ---------------------------------
                                          Sarah Sylvester

                                          HIGH VALLEY GROUP, INC.


_________________________________         By:______________________________
                                                     Its:

                                          ELDER SOLUTIONS, INC.


_________________________________         By:______________________________
                                                     Its:


---------------------------------         ---------------------------------
                                          Anne Hess


---------------------------------         ---------------------------------
                                          Terri-Lee Brown

---------------------------------         ---------------------------------
                                          Judith Smith


---------------------------------         ---------------------------------
                                          Robert Gass


---------------------------------         ---------------------------------
                                          Marc Sarkady

---------------------------------            ---------------------------------
                                             Peter Troast

                     SETTLEMENT AGREEMENT--LIST OF EXHIBITS


           Exhibit A:         Miscellaneous Agreements.
           Exhibit B:         Form of Assignment of unpaid management fees.
           Exhibit C:         List of Working Capital Lines.
           Exhibit D:         Rehab Ambassadors Payables.
           Exhibit E:         Form of Sublease.

                                    EXHIBIT A

                            MISCELLANEOUS AGREEMENTS


MISCELLANEOUS AGREEMENTS BEING TERMINATED:


           1. Side letter to David L. Friedman from CCA and CCA Maine dated June 23, 1995 re depreciation recapture.

           2. Side letter between Harbor Hill Limited Liability Company and CCA dated June 23, 1995, as amended, re Harbor Hill start-up.

           3. Side letter between CCA and David L. Friedman dated June 23, 1995 re automobile leases.

           4. Consulting Agreement dated July 10, 1995 between CCA and Sandy River Development, Inc.

           5. Services Agreement dated June 23, 1995 between CCA Maine and Sandy River Development, Inc.

           6. Development Agreement term sheet dated June 30, 1995 between CCA and Sandy River Development, Inc.

           7. Replacement Promissory Note in the original principal amount of $21,846.61 dated July 12, 1991 made by River ridge Management, Inc. in favor of Amethyst E.G. Mountfort Revocable Trust and endorsed to CCA Maine.

           8. Replacement Promissory Note in the original principal amount of $21,704.31 dated August 6, 1991 made by River ridge Management, Inc. in favor of Amethyst E.G. Mountfort Revocable Trust and endorsed to CCA Maine.

           9. Replacement Promissory Note in the original principal amount of $14,470.20 dated August 2, 1991 made by River ridge Management, Inc. in favor of Christine Boisvert and endorsed to CCA Maine.

           10. Replacement Promissory Note in the original principal amount of $14,564.40 dated July 15, 1991 made by River ridge Management, Inc. in favor of Christine Boisvert and endorsed to CCA Maine.

           11. Replacement Promissory Note in the original principal amount of $8,000 dated August 4, 1992 made by River ridge Management, Inc. in favor of Christine Boisvert and endorsed to CCA Maine.

           12. Replacement Promissory Note in the original principal amount of $12,000 dated August 7, 1992 made by River ridge Management, Inc. in favor of David L. Friedman and endorsed to CCA Maine.

           13. Side letter to David Fater from David Friedman dated August 10, 1995 re Owner Entities' working capital loans.

           14. Non-Competition Agreements of various dates between CCA Maine and Richard Boisvert and Christine Boisvert, Sara Sylvester, David Sylvester, Eleanor Goldberg, David Friedman, Michael Tyler, Michael Prior, Daniel Maguire and Sandy River Development, Inc.


MISCELLANEOUS AGREEMENTS CONTINUING IN FULL FORCE AND EFFECT:


           1. The MHTC Agreement and all documents and instruments executed in connection therewith, as modified by this Agreement.

           2 The Stock Options, as modified by this Agreement.

                                    EXHIBIT B

                                   ASSIGNMENT


           KNOW ALL PERSONS BY THESE PRESENTS, that CCA OF MAINE, INC., a Delaware corporation with a place of business in Naples, Florida (the "Assignor"), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants, transfers, assigns, sets over and delivers to SANDY RIVER HEALTH SYSTEM LLC, a Maine limited liability company with a place of business in Portland, Maine (the "Assignee"), all accrued, unpaid management fees due to assignor under those certain Management Agreements dated June 23, 1995 with Assignor as manager with respect to Woodford Park Nursing Care Center, Pine Point Nursing Care Center, Marshwood Nursing Care Center, RiverRidge,
Springbrook Nursing Care Center, Sandy River Nursing Care Center, Cedar Ridge Nursing Care Center, Sedgewood Commons, Harbor Hill and Windward Gardens.

           This Assignment is the assignment referred to in Section 1 of that certain Settlement Agreement by and among Assignor, Assignee and others. This Assignment is subject to and shall be construed consistently with such Settlement Agreement.

           IN WITNESS WHEREOF, CCA of Maine, Inc. has caused this Assignment to be executed by _____________________________, its ________________, thereunto duly authorized, this _____ day of October, 1996.

WITNESS:                                CCA OF MAINE, INC.



_________________________________       By:_______________________________
                                                   Its:
                                                   Print Name:

                                    EXHIBIT C

                          LIST OF WORKING CAPITAL LINES




        NAME OF FACILITY                       FACE AMOUNT OF    OUTSTANDING
                                               LINE              AMOUNT AS OF
                                                                 August 14, 1996

Windward Gardens Limited Partnership           $145,000             $
Revolver
Windward Gardens Term Note                     $200,000             $
Homewood Limited Partnership Revolver          $450,000             $
Nursing Administrators, Inc. Revolver          $325,000             $
Springbrook Management Revolver                $350,000             $         *
RiverRidge Management Revolver                 $570,000             $         *
Cedar Ridge Management Revolver                $225,000             $         *
Pine Point Nursing Care Center, Inc.           $150,000             $
Revolver
Wilson Stream Management Revolver              $200,000             $
Woodford Park Nursing Care Center, Inc.        $300,000             $
Revolver


           * Includes principal amount of SRG land loans with respect to land adjacent to these Facilities.

                                    EXHIBIT D

                                     SUMMARY

                             ACCOUNTS PAYABLE DUE TO
                                REHAB AMBASSADORS
                              AS OF AUGUST 31, 1996


Sandy River Nursing Care Center                        $  93,062.89

Marshwood Nursing Care Center                          $  68,747.24

Springbrook Nursing Care Center                        $  89,807.52

Pine Point Nursing Care Center                         $  30,495.82

Woodford Park Nursing Care Center                      $  45,756.67

                                              TOTAL:   $327,870.14

                                    EXHIBIT E

                                    SUBLEASE


           SUBLEASE made this ______ day of October, 1996, by and between CCA OF MAINE, INC., a Delaware corporation with a place of business in Portland, Maine ("Landlord") and SANDY RIVER HEALTH SYSTEM LLC, a Maine limited liability company with a place of business in Portland, Maine ("Tenant")

                              W I T N E S S E T H:

           WHEREAS, Landlord is tenant under that certain Lease dated November 14, 1995 (the "Prime Lease") with Dead River Company, acting by and through its division, Dead River Properties, as Landlord (the "Prime Landlord") with respect to approximately 3,838 square feet of office space in Prime Landlord's building known as Atlantic Place and located at Darling Avenue and Foden Road, South Portland, Maine; and

           WHEREAS, Landlord wishes to sublease such space to Tenant upon the terms and conditions contained in this Sublease and in the Prime Lease;

           NOW,  THEREFORE,   for  valuable   consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. Premises Subleased. Landlord subleases to Tenant, and Tenant subleases from Landlord, the entire space leased to Landlord by Prime Landlord under the terms of the Prime Lease, with all rights in common with others in common areas in Prime Landlord's building (collectively the "Premises").

           2. Term; Right to Renew. The term of this Sublease shall be for six months beginning on the date of this Lease and ending on February ___, 1997. Provided Tenant is not in default under this Sublease, Tenant may renew this Sublease for successive terms, each of six months' duration, upon the terms and conditions contained herein, provided Tenant gives written notice to Landlord of Tenant's election to renew at least sixty (60) days before the end of the then-current term.

           3. Rent. Tenant covenants and agrees to pay rent during the term in the amount of ____________________________________________ Dollars ($__________)
per month, payable in advance on the first day of each month during the term. Rent for partial months shall be prorated.

           4. Utilities. Tenant shall pay all charges for gas, electricity, lights, heat, water, sewer and telephone or other communication service used, rendered or supplied to the Premises.

           5. Use of Premises. Tenant shall use the Premises only for the purposes allowed in Section 4.1 of the Prime Lease.

           6. Maintenance and Repair. Tenant acknowledges that the Premises are in reasonable condition as of the date of this Sublease. Tenant shall at all times maintain the Premises in the same order and repair as they are in at the commencement of the term, reasonable use and wear and damage by fire or other casualty only excepted; shall keep all fixtures and equipment in the Premises, including without limitation all heating, plumbing, electrical and mechanical fixtures and equipment in the same operating condition as they are in on the date of this Sublease, reasonable use and wear and damage by fire or casualty only excepted. At the end of the term, Tenant shall surrender the Premises to Landlord in the same condition as they were in on the date of this Sublease, reasonable use and wear and damage by fire or other casualty only excepted. Tenant shall make no alterations or modifications to the Premises without the Landlord's written consent, which consent shall not be unreasonably withheld.

           7. Insurance. Tenant shall maintain a policy of general liability insurance insuring Landlord and Tenant, said policy to be in the amounts required of the tenant under the Prime Lease. The policy shall name Landlord as an additional insured.

           8. Indemnification. Except for claims arising before the date of this Lease, and except for claims arising at any time due in whole or in part to Landlord's negligence or wilful acts, Tenant shall indemnify and hold Landlord harmless from and against any and all claims for injury to persons or damage to property in or about the Premises or arising in any way from the use or condition of the Premises, and against any costs or damages which Landlord may incur by reason of the assertion of any such claims.

           9. Assignment and Subletting. Tenant shall not assign this Sublease or sublet the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord represents and warrants to Tenant that Landlord has received all approvals from Prime Landlord that are necessary in order for Landlord to enter into this Sublease.

           10. Damage or Destruction by Fire, Eminent Domain or Casualty. In the event that the Premises or any part thereof shall be taken by eminent domain or shall be so damaged or destroyed by fire or unavoidable casualty, that the Premises are thereby rendered untenantable, then either Landlord or Tenant may terminate this Sublease upon written notice to the other and the rent shall be prorated as of the date of such termination.

           11. Tenant's Property. All property of every kind of Tenant's or Tenant's employees or invitees which may be on the Premises during the term or any occupancy by Tenant thereof, shall be at the sole risk and hazard of Tenant.

           12. Default. If Tenant shall default in the performance of any of its obligations hereunder, and such default is not cured within fifteen (15) days of the date of a written notice from Landlord if the default is a failure to pay rent, or thirty (30) days from the date of a written notice from Landlord in the case of other defaults, including any default under the Prime Lease, or if Tenant shall file or have filed against it a petition in bankruptcy or if an assignment shall be made by Tenant for the benefit of creditors, then in any of such cases Landlord may lawfully, immediately and at any time thereafter, without further notice or demand, and without prejudice to any other remedies, terminate this Sublease by written notice addressed to Tenant at the Premises, and upon such mailing this Sublease shall terminate.

           13. Successors and Assigns; Incorporation of the Prime Lease. The provisions of this Sublease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant. The Prime Lease is incorporated herein by reference and a copy of the Prime Lease is attached hereto as Exhibit A. Tenant shall abide by all terms and conditions of the Prime Lease.

           14. Settlement Agreement. This Sublease is the Sublease referred to in Section 10 of that certain Settlement Agreement dated as of October ___, 1996 by and among Landlord, Tenant and others, and shall be subject to and construed consistently with, such Settlement Agreement.

           IN WITNESS WHEREOF, Landlord and Tenant have executed this Sublease as of the date first above written.

WITNESS:                                  CCA OF MAINE, INC., Landlord



_________________________________         By:______________________________
                                                     Its:

                                          SANDY RIVER HEALTH SYSTEM
                                          LLC, Tenant



_________________________________         By:______________________________
                                                     Its Member



                                        3